Brown Brothers Harriman Trust Company, LLC
                                 63 Wall Street
                               New York, NY 10005












                                                              May 10, 2001


BBH Common Settlement II Fund, Inc.
63 Wall Street
New York, NY  10005


Dear Sirs:

         This letter agreement (the "Agreement") confirms the agreement of the undersigned Brown Brothers Harriman Trust Company, LLC ("BBH") and BBH Common Settlement II Fund, Inc. (the "Fund") (collectively, the "Parties").

         BBH hereby agrees to pay all of the operating expenses of the Fund, as described in the Prospectus and/or Statement of Additional Information for the Fund included as part of its currently effective Registration Statement on Form N-1A (the "Registration Statement"), other than (i) fees paid under the Administration Agreement between the Fund and BBH referred to in the Registration Statement (the "Administration Agreement") and (ii) expenses relating to the organization of the Fund.

         The Fund hereby agrees to pay to BBH a fee with respect to the Fund in an amount, estimated and accrued daily and paid monthly, to be determined from time to time by the Parties; provided, however, that immediately after any such payment the aggregate expenses of the Fund shall not in any event exceed, on a per annum basis, 0.18% of the Fund's average daily net assets. The payments described herein are separate from, and in addition to, the fees payable to BBH under the Administration Agreement.

         This Agreement shall be effective as of the date hereof and shall terminate on June 30, 2004, unless sooner terminated by mutual agreement of the Parties or pursuant to the following sentence. In the event that the Administration Agreement between the Fund and BBH shall cease to be in full force and effect, BBH may, at its option, upon not less than 30 days nor more than 60 days written notice to the Fund, terminate this Agreement.

         If the foregoing correctly sets forth our agreement, kindly so confirm by signing the enclosed counterpart of this letter in the space indicated for signature on behalf of the Fund below.

                                    Very truly yours,

                                   BROWN BROTHERS HARRIMAN TRUST COMPANY, LLC



                                    By:
                                        --------------------------------------
                                        Name:
                                        Title:

Agreed:

BBH COMMON SETTLEMENT II FUND, INC.


By:
         -----------------------------------------------------
         Philip W. Coolidge
         President